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                                                                     Exhibit 4.4

NUMBER                                ACKeeOX                              UNITS

U


Until September 30, 2002, the shares of the Common Stock and the Warrants which comprise each Unit will not be separately transferable. Once the Units are separately transferable, each share of Common Stock and the Warrant which comprise each Unit shall be evidenced by a Common Stock Certificate and a Warrant Certificate, each to be issued to the holder of this Unit Certificate upon surrender of this Unit Certificate to the Transfer Agent of the Company.


                                 ACKEEOX CORP.
              INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA


                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                                     UNITS                     CUSIP 004525 20 0

THIS CERTIFIES THAT:




is owner of


Each Unit ("Unit") consists of one share of Common Stock, par value $.01, and one Common Stock Purchase Warrant (the "Warrant") of Ackeeox Corp. (the "Company"). The Company will furnish without charge to each Unitholder who so requests, the designations, powers, preferences and relative, participating, optional or other special rights if any of the Company's securities. Each Warrant entitles the holder to purchase one share of the Common Stock of the Company for $5.10 per share at any time on or after September 30, 2002 at 9:00 A.M., Florida Time until expiration. Copies of the Warrant Agreement are on file at the office of the Warrant Agent and are available to any Warrant holder on written request and without cost.

         This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar of the Company.
         WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.


DATED:                                            COUNTERSIGNED:

                                           FLORIDA ATLANTIC STOCK TRANSFER, INC.
                                   5701 NORTH PINE ISLAND RD., TAMARAC, FL 33321
                                                                  TRANSFER AGENT

ACKEEOX CORP.                                           BY:


                                                            AUTHORIZED SIGNATURE

                  [AKCEEOX CORP. CORPORATE SEAL 2000 FLORIDA]


         /s/ Jayme Kritchman                         /s/ Jerold H. Kritchman
            SECRETARY/COO                                 PRESIDENT/CEO


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         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common            UNIF GIFT MIN ACT -       Custodian
TEN ENT - as tenants by the entireties                       -------------------
                                                             (Cust)      (Minor)
JT TEN - as joint tenants with right of            under Uniform Gifts to Minors
         survivorship and not as tenants
         in common                                           Act ...............
                                                                         (State)

    Additional abbreviations may also be used though not in the above list.

    For Value Received, ______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________


_________________________________________________________________________ Shares
of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint__________________________________________________________

_______________________________________________________________________ Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


Dated ____________________________


_______________________________________________________________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.


THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF A NATIONAL OR REGIONAL OR OTHER RECOGNIZED STOCK EXCHANGE IN CONFORMANCE WITH A SIGNATURE GUARANTEE MEDALLION PROGRAM.
_______________________________________________________________________________